Free Writing Prospectus (To the Prospectus dated March 31, 2009, as supplemented by the prospectus supplement dated December 6, 2010)	Filed Pursuant to Rule 433 Registration Statement No. 333-158319 December 21, 2010

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ZIONS BANCORPORATION

Zions Bancorporation Senior Note / 1 Year Corporates
BBB- (Fitch); BBB (low) (DBRS); and BBB- (Standard & Poor's).

Buy Today! Information

BUY TODAY!

Price:	100.000
Yield:	3.00%

Auction Information

Auction Start:	12/21/2010 8:00 AM EST
Auction End:	12/28/2010 11:30 AM EST
Last Update:	**12/21/2010 12:58:56 PM EST**
Auction Status:	**Accepting Bids**

Bidding Information

Number of Bidders:	
Number of Bids:	
Current Market-Clearing Price:	98.000
Current Market-Clearing Yield*:	5.171%

Issue Information

Issue Type:	Corporate Bonds
Principal Offered:	$ 1,000,000.00
Units Offered:	1000
Denomination:	$ 1,000.00
Coupon:	3.000%
Min. Price:	98.000
Max. Price:	102.000
Min. Yield:	0.893%
Max. Yield:	5.171%
Announcement Date:	12/17/2010
Settlement Date:	12/31/2010
First Interest Date:	6/15/2011
Maturity Date:	12/15/2011
Day Basis:	30/360 (345 days)
Int. Frequency:	Semi-Annually
Documents:	Offering Documents

Before submitting bids in this auction you must **Register** or **Sign In**.

Note: This page will check for updates every minute.

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-158319, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated March 31, 2009 contained in that registration statement, the prospectus supplement dated December 6, 2010 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Zions Bancorporation or a representative will arrange to send you the prospectus and other documents Zions Bancorporation has filed with the SEC if you request it by calling toll free (800) 524-8875.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA/SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

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I Agree I DO NOT Agree

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-158319, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated March 31, 2009 contained in that registration statement, the prospectus supplement dated December 6, 2010 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Zions Bancorporation or a representative will arrange to send you the prospectus and other documents Zions Bancorporation has filed with the SEC if you request it by calling toll free (800) 524-8875.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA/SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

Other Products | Contact Us | About Us | Site Map | Privacy Policy | Terms and Conditions

PUBLIC_VIEW :: MY ACCOUNT | SIGN OUT | CONTACT US

Home » Auction #2244

Please confirm your agreement with each of the following by checking the box next to each statement.

I agree that the following contact information is correct:

I have accessed or received the Offering Documents.

I understand that the Corporate Notes that I am bidding for are securities and are not insured by the FDIC, are not deposits of any bank and may lose value. All securities are subject to investment risks, including possible loss of the principal invested.

By participating in this auction, I declare that my investment objective(s), time horizon and risk tolerance allow for the purchase of the securities being offered. Furthermore, I authorize Zions Direct to update my investor profile, if needed,

to align my profile with this purchase.

I understand that these securities involve accrued interest, which I will be responsible to pay if I am awarded any of the securities.

I understand that Zions Direct is committed to conducting fair, open, and transparent auctions for the benefit of all participants. Zions Direct will not tolerate or conduct business with anyone who attempts to disrupt or manipulate the process for any auction. I agree that by participating in this auction I will not be engaging in any such attempt.

Bidding Qualification

BBB- (Fitch); BBB (low) (DBRS); and BBB- (Standard & Poor’s).

Name: John Smith

E-mail: john.smith@email.com

Telephone: 212-121-2121

Zions Bancorporation Senior Note / 1 Year Corporates

Zions Direct Auctions—Bidding Qualification Page 1 of 2

https://www.auctions.zionsdirect.com/auction/2244/sign_in 12/21/2010

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Home » Auction #2244

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Bid Page

ZIONS BANCORPORATION

Zions Bancorporation Senior Note / 1 Year Corporates

BBB- (Fitch); BBB (low) (DBRS); and BBB- (Standard & Poor's).

Auction Information

Auction Start:	12/21/2010 8:00 AM EST
Auction End:	12/28/2010 11:30 AM EST
Last Update:	**12/21/2010 1:03:49 PM EST**
Auction Status:	**Accepting Bids**

Issue Information

Issue Type:	Corporate Bonds
Principal Offered:	$ 1,000,000.00
Units Offered:	1000
Denomination:	$ 1,000.00
Coupon:	3.000%
Min. Price:	98.000
Max. Price:	102.000
Min. Yield:	0.893%
Max. Yield:	5.171%
Announcement Date:	12/17/2010
Settlement Date:	12/31/2010
First Interest Date:	6/15/2011
Maturity Date:	12/15/2011
Day Basis:	30/360 (345 days)
Int. Frequency:	Semi-Annually
Documents:	Offering Documents

Bidding Information

Number of Bidders:	
Number of Bids:	
Current Market-Clearing Price:	98.000
Current Market-Clearing Yield*:	5.171%

Buy Today! Information

Price:	100.000
Yield:	3.00%

PUBLIC_VIEW

Current Market-Clearing Price: 98.000

Current Market-Clearing Yield*: 5.171%

	Units	Price	- OR -	Yield	Submitted	"In the Money"
Buy Today!		100.000		2.999%		

The Buy Today! sale closes on 12/28 at 12:00 AM ET. 1,000 / 1,000 units remaining.

Auction Bids

	Units	Price	- OR -	Yield	Submitted	"In the Money"
1				%		
2				%		
3				%		
4				%		
5				%		

Bid Limit: $ 1,000.00

Calculate/Refresh | Submit

Note: This page will check for updates every minute.

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-158319, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated March 31, 2009 contained in that registration statement, the prospectus supplement dated December 6, 2010 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Zions Bancorporation or a representative will arrange to send you the prospectus and other documents Zions Bancorporation has filed with the SEC if you request it by calling toll free (800) 524-8875.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA/SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

Other Products | Contact Us | About Us | Site Map | Privacy Policy | Terms and Conditions

Page 2 Zions Direct Auctions—Bid Page of 2

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Auctions

View current auctions

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View the results of completed auctions

FDIC-Insured CDs

Municipal Bonds

Corporate Bonds

US Agencies

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University

Learn more about our auctions

Demos

Practice bidding in our trial auctions

Think

My Account

PUBLIC_VIEW :: MY ACCOUNT | SIGN OUT | CONTACT US

Home » Auction #2244

Confirm Bid Submission

BBB- (Fitch); BBB (low) (DBRS); and BBB- (Standard & Poor’s).

Bidder Bid # Units @ Price Yield Max. Award Max. Amt. Due Status

PUBLIC_VIEW Buy Today! 1 @ 100.000 2.999% 1 $ 1,000.00 NEW

I understand that I committed to purchase 1 unit at the Buy Today!

price, at a cost of $ 1,000.00. I also understand that if awarded, I will be responsible for Accrued Interest of $ 1.17 on my award.

Bid Limit: $ 1,000.00

Cancel Submit

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-158319, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated March 31, 2009 contained in that registration statement, the prospectus supplement dated December 6, 2010 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Zions Bancorporation or a representative will arrange to send you the prospectus and other documents Zions Bancorporation has filed with the SEC if you request it by calling toll free (800) 524-8875.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA/SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

Other Products | Contact Us | About Us | Site Map | Privacy Policy | Terms and Conditions

Please review and confirm the bids below

Zions Bancorporation Senior Note / 1 Year Corporates

Zions Direct Auctions—Confirm Bid Submission Page 1 of 2

https://www.auctions.zionsdirect.com/auction/2244/bid 12/21/2010